Exhibit 10.J
EL PASO ENERGY CORPORATION
DIRECTOR CHARITABLE AWARD PLAN
Amended and Restated Effective as of August 1, 1998

TABLE OF CONTENTS

SECTION 1 ESTABLISHMENT, PURPOSE, AND DURATION	1
1.1 Establishment of the Plan	1
1.2 Purpose of the Plan	1
1.3 Duration of the Plan	1

SECTION 2 DEFINITIONS AND CONSTRUCTION	1

SECTION 3 ADMINISTRATION	3
3.1 Management Committee	3
3.2 Decisions Binding	4

SECTION 4 ELIGIBILITY AND PARTICIPATION	4
4.1 Eligibility	4
4.2 Actual Participation	4

SECTION 5 CHARITABLE AWARDS	4
5.1 Size of Charitable Awards	4
5.2 Designation of Donees	4
5.3 Changes in Designations of Donees	5
5.4 Security for Donations	5
5.5 Change in Control	5
5.6 Payment of Charitable Awards	6

SECTION 6 AMENDMENT, MODIFICATION, AND TERMINATION	6

SECTION 7 INDEMNIFICATION	6

SECTION 8 MISCELLANEOUS	7
8.1 Successors	7
8.2 Nontransferability	7
8.3 Gender and Number	7
8.4 Severability	7
8.5 Governing Law	7

El Paso Energy Corporation Director Charitable Award Plan	- i -	Table of Contents

EL PASO ENERGY CORPORATION
DIRECTOR CHARITABLE AWARD PLAN
Amended and Restated Effective as of August 1, 1998
SECTION 1 ESTABLISHMENT, PURPOSE, AND DURATION
1.1 Establishment of the Plan
     El Paso Energy Corporation, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes a charitable award program for Directors (as defined below), to be known as the “El Paso Energy Corporation Director Charitable Award Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan provides for the contribution by the Company of one million dollars ($1,000,000) on behalf of each Director, to Charitable Organizations (as defined below)of each Director’s choice subject to the terms and provisions of this Plan.
     The Board of Directors of the Company amended and restated effective as of August 1, 1998. The term “Effective Date” shall mean January 15, 1992.
1.2 Purpose of the Plan
     The purpose of the Plan is to promote the mutual interest of the Directors and the Company to support worthy Charitable Organizations, and to enhance the positive image of the Company.
     The Plan is further intended to acknowledge the service of the Company’s Directors, and to aid the Company in its ability to attract, motivate, and retain the services of highly qualified Directors, upon whose judgment, interest, and special effort the continued successful operation of the Company largely is dependent.
1.3 Duration of the Plan
     The Plan commenced on the Effective Date and shall remain in effect until terminated by the Board of Directors.
SECTION 2 DEFINITIONS AND CONSTRUCTION
     Whenever used in this Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized.
     (a) “Board” or “Board of Directors” means the Board of Directors of the Company.

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     (b) “Change in Control” of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following paragraphs shall have been satisfied:
     (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) being or becoming the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company,
     (ii) the first purchase of the Company’s Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company),
     (iii) the approval by the Company’s stockholders of a merger or consolidation, a sale or disposition of all or substantially all of the Company’s assets or a plan of liquidation or dissolution of the Company, or
     (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company ceasing for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company either merges or consolidates with or into another company or sells or disposes of all or substantially all of its assets to another company, if such merger, consolidation, sale or disposition is in connection with a corporate restructuring wherein the stockholders of the Company immediately before such merger, consolidation, sale or disposition own, directly or indirectly, immediately following such merger, consolidation, sale or disposition at least eighty percent (80%) of the combined voting power of all outstanding classes of securities of the company resulting from such merger or consolidation, or to which the Company sells or disposes of its assets, in substantially the same proportion as their ownership in the Company immediately before such merger, consolidation, sale or disposition.
     (c) “Charitable Award” means, individually or collectively, a donation to be made to a Charitable Organization chosen by a Participant pursuant to the terms of Section 5 herein.
     (d) “Charitable Organization” means any public or private charitable organization in the United States or its possessions which is a corporation, trust, community chest, fund, foundation, or association, provided contributions to such entity are deductible under Section 170(c) of the Code.

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     (e) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, and the Treasury Regulations promulgated thereunder.
     (f) “Committee” means the management committee as specified in Section 3 herein.
     (g) “Company” means El Paso Energy Corporation, a Delaware corporation, or any successor thereto as provided in Section 8.1 herein.
     (h) “Director” means any individual who is a member of the Board of Directors of the Company.
     (i) “Effective Date” means the date on which the Plan became effective, as designated by the Board of Directors pursuant to Section 1.1 herein.
     (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.
     (k) “Participant” means a Director of the Company who has been notified of his or her eligibility to participate in this Plan, pursuant to Section 4.2 herein.
     (l) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).
     (m) “Qualified Donee” means any Charitable Organization which has not been denied status as a Qualified Donee by the Board of Directors, pursuant to Section 5.2 herein.
SECTION 3 ADMINISTRATION
3.1 Management Committee
     The Plan shall be administered by the Board of Directors and a management committee (the “Committee”) consisting of the Chief Executive Officer and such other senior officers as he or she shall designate. The Committee shall interpret the Plan, prescribe, amend, and rescind rules relating to it, select eligible Participants, and take all other actions necessary for its administration. No member of the Committee shall vote on any matter that pertains solely to himself or herself.
3.2 Decisions Binding
     All determinations and decisions made by the Board of Directors and/or the Committee pursuant to the administration of this Plan shall be final, conclusive, and

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binding on all parties, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.
SECTION 4 ELIGIBILITY AND PARTICIPATION
4.1 Eligibility
     Persons who are elected to serve on the Board of Directors on or after the Effective Date shall be eligible to participate in this Plan on the second anniversary of the date of their election to the Board; provided, however, that such Directors must have continuously served on the Board throughout such two-year period.
4.2 Actual Participation
     Subject to the terms and conditions of this Plan, the Committee shall notify each eligible Director of his or her eligibility to participate in this Plan as soon as practicable following the date that each such Director first becomes eligible for participation.
SECTION 5 CHARITABLE AWARDS
5.1 Size of Charitable Awards
     Each Participant shall have the right to designate Qualified Donees to which an aggregate of up to one million dollars ($1,000,000) shall be donated by the Company on behalf of the Participant. Participants may designate up to four Qualified Donees; provided, however, that the total funds which shall be donated by the Company on behalf of any one Participant shall not exceed one million dollars ($1,000,000).
5.2 Designation of Donees
     Each Participant shall nominate Charitable Organizations to receive Charitable Awards by providing formal notice of such nominations to the Committee. Following the receipt of the nominations of organizations, the Committee will approve the nomination or recommend to the Board that the nomination be denied. In the event the Committee does not recommend to the Board that the nomination be denied within six months of receipt of such nomination, the nomination shall be deemed accepted by the Committee. Further, if the Participant should die before the Committee, or the Board in the case of denials, acts on the nominations, such nomination shall be deemed accepted provided the nominee is a qualified Charitable Organization, as defined herein. The Board of Directors, by majority vote, shall have the authority to deny status as a Qualified Donee to any organization nominated by a Participant. In the event one or more organizations nominated by a Participant for status as a Qualified Donee are denied such status by the Board of Directors, the Participant may nominate additional organizations to receive a Charitable Award, subject to the approval of the Committee (or

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the denial by the Board, as applicable). If a Participant fails to designate a Qualified Donee, the Charitable Award to be made on behalf of such Participant shall lapse.
     All nominations of organizations to receive Charitable Awards shall be made on a Charitable Award Nomination Form, which shall specify the following: (i) the name of the nominated organization; (ii) the amount desired by the Participant to be donated to the organization; (iii) the name under which the donation is to be made; and (iv) any other terms and provisions deemed necessary by the Board of Directors or the Committee. Each completed Charitable Award Nomination Form shall be submitted to the Executive Vice President, Human Resources and Administration.
5.3 Changes in Designations of Donees
     Participants may, at any time, nominate an alternative Charitable Organization to receive a Charitable Award (subject to Committee approval, as described in Section 5.2 herein). In addition, Participants may, at any time, request a change in the amount of money to be donated to each such Qualified Donee, or a change in the name under which the donation is to be made, subject to approval (as described in Section 5.2 herein).
     Changes in the designation of Qualified Donees or in any other terms applicable to the Charitable Awards, shall be made on a Charitable Award Nomination Form, which shall specify the new or additional organizations nominated to receive a Charitable Award, the amount of money to be donated in the name of the Participant to each Qualified Donee, and any other terms or provisions deemed necessary by the Board of Directors or the Committee.
5.4 Security for Donations
     The Company’s obligations under this Plan may be unfunded and unsecured promises to donate money in the future. No Qualified Donee shall have the right to a donation solely by virtue of the designation of such Qualified Donee by a Participant. Following the death of a Participant, the rights of each Qualified Donee designated by the Participant shall be those of a general unsecured creditor of the Company.
5.5 Change in Control
     Notwithstanding any other provision of this Plan, upon a Change in Control of the Company, the commitment of the Company to donate the Charitable Awards to the Qualified Donees shall become an irrevocable obligation. Following a Change in Control, the Board of Directors may not amend, modify, or terminate the Charitable Awards of the Participants in a way which would decrease the value of the donations. In addition, following a Change in Control, the Participants shall retain the right to change the designations of their Qualified Donees, pursuant to Section 5.3 herein, without Board or Committee review.

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5.6 Payment of Charitable Awards
     As soon as practicable following the death of a Participant, the Company shall donate the Charitable Awards to the Qualified Donees, in the amounts requested by the Participant and approved by the Board of Directors or Committee. Such payment shall be made in one lump sum. No contribution will be made under this Plan to an otherwise Qualified Donee if the payment thereof will result in the receipt of property or other direct economic benefits to the Company or its subsidiaries or to the Participants or to the family members of any Participant.
SECTION 6 AMENDMENT, MODIFICATION, AND TERMINATION
     Except as set forth in Section 5.5, the Board may from time to time amend, suspend, or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Board may reinstate any or all of its provisions. The Committee may amend the Plan provided that it may not suspend or terminate the Plan or substantially increase the administrative cost of the Plan or the obligations of the Company. The Board of Directors amended and restated the Plan effective as of August 1, 1998, in connection with the reorganization of the Company into a holding company structure whereby El Paso Energy Corporation became the publicly held company and El Paso Natural Gas Company became a wholly owned subsidiary. This Plan was assumed by El Paso Energy Corporation pursuant to an Assignment and Assumption Agreement effective as of August 1, 1998, by and between El Paso Energy Corporation and El Paso Natural Gas Company.
SECTION 7 INDEMNIFICATION
     Each individual who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.
     The foregoing right in indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Restated Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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SECTION 8 MISCELLANEOUS
8.1 Successors
     All obligations of the Company under this Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
8.2 Nontransferability
     The right to nominate organizations to receive Charitable Awards under this Plan shall be personal to Participants, and may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.
8.3 Gender and Number
     Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.
8.4 Severability
     In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
8.5 Governing Law
     To the extent not preempted by Federal law, this Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.

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     IN WITNESS WHEREOF, the Company has caused the Plan to be amended and restated effective as of August 1, 1998.

EL PASO ENERGY CORPORATION

By	/s/ Joel Richards, III

Title:	Executive Vice President
ATTEST:

By	/s/ David L. Siddall

Title: Corporate Secretary

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